UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2019

REPAY HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38531	98-1496050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 West Paces Ferry Road

Suite 200

Atlanta, GA 30305

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (404) 504-7472

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RPAY	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On August 13, 2019, Repay Holdings Corporation (the “Company”), through its indirect majority owned subsidiary Repay Holdings, LLC (together with the Company, “REPAY”), consummated its acquisition (the “Acquisition”) of TriSource Solutions, LLC (“TriSource”). The Acquisition was reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 14, 2019, which was amended by a Form 8-K/A filed with the SEC on September 20, 2019 to include audited financial statements of TriSource as of and for the year ended December 31, 2018, unaudited financial statements of TriSource as of and for the six months ended June 30, 2019 and 2018 and unaudited pro forma financial information as of and for the six months ended June 30, 2019 and for the year ended December 31, 2018. The Company is filing this Current Report on Form 8-K to file certain pro forma financial information for the nine months ended September 30, 2019 so that such financial information may be incorporated by reference into the Company’s filings with the SEC.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The following information is attached hereto as Exhibit 99.1 and incorporated herein by reference:

(i)

Unaudited Pro Forma Condensed Combined Financial Information for the nine months ended September 30, 2019.

(ii)

Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

(d) Exhibits

Exhibit No.	Description

99.1*	Pro Forma Financial Information

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Repay Holdings Corporation

Dated: November 22, 2019	By:	/s/ Timothy J. Murphy
Timothy J. Murphy
Chief Financial Officer